EXHIBIT 99.2

                        PIONEER NATURAL RESOURCES COMPANY
                         SUPPLEMENTAL HEDGE INFORMATION
                               As of March 7, 2006


                         Open Commodity Hedge Positions
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                                                       2006
                                           -----------------------------
                                           Second      Third     Fourth
                                           Quarter    Quarter    Quarter       2007        2008
                                           --------   -------    -------    ---------   ---------

Average Daily Oil Production Hedged:
     Swap Contracts:
     Volume (Bbl)                             5,000      5,000      5,000     10,000      10,000
     NYMEX price (per Bbl)                 $  37.20   $  37.20   $  37.20   $  30.96    $  30.62
     Collar Contracts:
     Volume (Bbl)                             7,000      7,500      7,500      2,000         -
     NYMEX price (per Bbl):
       Ceiling                             $  68.45   $  70.22   $  70.22   $  89.50    $    -
       Floor                               $  42.50   $  43.00   $  43.00   $  50.00    $    -

Average Daily Gas Production Hedged:
     Swap Contracts:
     Volume (MMBtu)                          73,790     73,880     73,984     24,195         -
     NYMEX price (per MMBtu) (a)           $   4.30   $   4.30   $   4.30   $  4.30$         -
     Collar Contracts:
     Volume (MMBtu)                         105,000    105,000    115,000    215,000         -
     NYMEX price (per MMBtu) (a):
       Ceiling                             $  14.95   $  14.95   $  15.15   $  11.95    $    -
       Floor                               $   6.95   $   6.95   $   6.95   $   6.70    $    -

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  (a)Approximate, based on historical differentials to index prices.
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